JOY GLOBAL INC.	News Release
At the Company:	At Financial Relations Board:
Sandy McKenzie	George Zagoudis
Investor Relations	Analyst Contact
414-319-8506	312-640-6663

JOY GLOBAL INC. ANNOUNCES RESIGNATION OF CFO

Milwaukee, WI – March 3, 2008 – Joy Global Inc. (NASDAQ: JOYG), today announced that James H. Woodward, Jr. has resigned as Executive Vice President and Chief Financial Officer of the Company. At tomorrow’s March 4, 2008 Board meeting, the Company expects to appoint Jim Tate, a member of the Company’s Board of Directors and Chairman of the Audit Committee since 2001, as acting Chief Financial Officer until a successor is found. Jim Tate was with Ernst & Young for 18 years, and then served as the Chief Financial Officer for Thermadyne Holdings Corporation and TIMCO Aviation Services, Inc.

        “Jim Woodward is a very experienced and capable CFO. He has been a valuable member of our management team, and I appreciate the contributions he has made this past year” said Mike Sutherlin, President and CEO. “However, we have a very strong management team that will continue to deliver results for Joy Global. Jim Tate’s background and his tenure as Audit Committee Chair give him a thorough knowledge of our business, including our financial processes and internal controls. We expect a smooth transition as we move through this process. In that regard, Jim will remain on the board of directors, but step down from the Audit Committee and Gale Klappa, who is currently a member of the Audit Committee and an Audit Committee Financial Expert, will replace Jim as Audit Committee Chair. Gale is the Chairman, President and Chief Executive Officer of Wisconsin Energy Corporation and formerly was the Chief Financial Officer of Southern Company.”

As previously announced, Joy Global Inc. will report First Quarter Earnings this Thursday, March 6 prior to the opening of the market. The earnings release will be followed up with a conference call scheduled for 11:00 a.m. EST to discuss the quarterly results.

Interested parties can listen to the call by dialing 800-649-5127 in the United States or 706-679-0637 outside of the United States, access code #34655270, at least 15 minutes prior to the 11:00 a.m. EST start time of the call. A rebroadcast of the call will be available until the close of business on March 31, 2008 by dialing 800-642-1687 or 706-645-9291, access code #34655270.

Alternatively, interested parties can listen to a live webcast of the call on the Joy Global Inc. web site at http://investors.joyglobal.com/events.cfm. To listen, please register and download audio software on the site at least 15 minutes prior to the start of the call. A replay of the webcast will be available until the close of business on March 31, 2008

_________________

About the Company

Joy Global is a world-wide leader in manufacturing, distributing and servicing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Forward Looking Statements

        This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “estimate,” “expect,” “indicate,” “may be,” “objective,” “plan,” “predict,” “will” “will be,” and the like are intended to identify forward-looking statements. The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect new information. We cannot assure you the projected results or events will be achieved. Because forward-looking statements involve risks and uncertainties, they are subject to change at any time. Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: (i) risks associated with the cyclical nature of our business, (ii) risks associated with the international and U.S. coal and copper commodity markets, (iii) risks associated with recruiting and retention of qualified employees, and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission.